Mitek Reports Record Revenue Up 25% Year Over Year
and Rapid Adoption of Its Check Fraud Consortium

SAN DIEGO, CA, July 29, 2021 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today reported financial results for its third quarter of fiscal 2021 ended June 30, 2021. Total third quarter revenue increased 25% year over year, fueled by increased demand for both identity verification solutions and mobile deposit as commerce continues its shift to digital channels.

Fiscal Third Quarter 2021 Financial Highlights

•Total revenue increased 25% year over year to a record $31.8 million.
•GAAP net income was $3.0 million, or $0.07 per diluted share.
•Non-GAAP net income increased 56% year over year to $10.6 million, or $0.23 per diluted share.
•Cash flow from operations was $9.0 million.
•Total cash and investments were $215.5 million at the end of the quarter.

Transactional identity verification revenue continued its solid performance growing 33% year over year, and deposit solutions grew 23% year over year as consumer adoption further expands.

“We are pleased to report an all-time record revenue quarter with strong growth from both our identity and deposits businesses,” said Mitek CEO Max Carnecchia. “Mitek’s consistent, strong and rapid growth reflects the team’s commitment to helping our customers and partners accelerate their digital transformation and fight against fraud. With both the acquisition of ID R&D and the introduction of Check Fraud Defender this quarter, we continue our commitment to building trust in the digital world.”

Mitek acquired ID R&D, the leading provider of AI-based voice and face biometrics and liveness detection, during the quarter to lead the fight against biometric identity fraud.

The company also introduced Check Fraud Defender, the first AI-powered, cloud-hosted consortium for financial institutions. Twenty percent of the top 25 US banks have already licensed Check Fraud Defender technology and are experiencing up to a 90% savings in manual review time following its initial deployment. Nearly 100 percent of U.S. banks trust Mitek technology today, making it uniquely qualified to provide this service which enables financial institutions to cooperate in the fight against skyrocketing check fraud.

Mitek’s technology ensures that more businesses can transact digitally and secure their platforms through easy, fast and continuous identity verification. Almost all aspects of modern life now use digital channels, so the need to establish trust in the digital identities of customers, citizens, partners, and employees is rapidly rising. Mitek continues as the clear market leader in remote check deposit solutions, with thousands of financial organizations using its solutions, and approximately five billion transactions processed.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 800-367-2403 (US and Canada) or +1 334-777-6978 (International) and give the participant passcode 2203805.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, executive transition costs, acquisition-related costs and expenses, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2021	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$40,549	$19,986
Short-term investments	138,302	40,035
Accounts receivable, net	18,583	15,612
Contract assets	3,610	5,187
Prepaid expenses	1,988	1,338
Other current assets	2,163	1,968
Total current assets	205,195	84,126
Long-term investments	36,643	1,963
Property and equipment, net	3,594	3,610
Right-of-use assets	7,602	5,407
Intangible assets, net	28,557	19,289
Goodwill	67,050	35,669
Deferred income tax assets	13,773	13,484
Convertible senior notes hedge	54,334	—
Other non-current assets	5,650	5,606
Total assets	$422,398	$169,154
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,637	$3,909
Accrued payroll and related taxes	9,532	8,882
Deferred revenue, current portion	11,896	7,973
Lease liabilities, current portion	1,928	1,819
Acquisition-related contingent consideration	9,950	753
Other current liabilities	1,660	1,020
Total current liabilities	37,603	24,356
Convertible senior notes	119,625	—
Embedded conversion derivative	54,334	—
Deferred revenue, non-current portion	614	1,597
Lease liabilities, non-current portion	7,182	5,327
Deferred income tax liabilities	7,981	4,649
Other non-current liabilities	6,535	982
Total liabilities	233,874	36,911
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 44,018,619 and 41,779,853 issued and outstanding, as of June 30, 2021 and September 30, 2020, respectively	44	42
Additional paid-in capital	195,942	146,518
Accumulated other comprehensive income (loss)	361	(323)
Accumulated deficit	(7,823)	(13,994)
Total stockholders’ equity	188,524	132,243
Total liabilities and stockholders’ equity	$422,398	$169,154

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenue
Software and hardware	$16,973	$13,212	$42,288	$36,180
Services and other	14,805	12,201	44,238	34,492
Total revenue	31,778	25,413	86,526	70,672
Operating costs and expenses
Cost of revenue—software and hardware	293	623	2,208	2,258
Cost of revenue—services and other	3,117	2,873	9,132	7,357
Selling and marketing(1)	8,133	7,011	24,048	20,345
Research and development(1)	6,946	5,891	19,801	16,764
General and administrative	5,633	5,884	16,409	16,382
Acquisition-related costs and expenses	2,224	1,697	5,576	4,884
Restructuring costs	—	—	—	(114)
Total operating costs and expenses	26,346	23,979	77,174	67,876
Operating income	5,432	1,434	9,352	2,796
Interest expense	2,223	—	3,543	—
Other income, net	80	145	549	480
Income before income taxes	3,289	1,579	6,358	3,276
Income tax provision	(304)	(231)	(187)	(460)
Net income	$2,985	$1,348	$6,171	$2,816
Net income per share—basic	$0.07	$0.03	$0.14	$0.07
Net income per share—diluted	$0.07	$0.03	$0.14	$0.07
Shares used in calculating net income per share—basic	43,773	41,483	43,145	41,251
Shares used in calculating net income per share—diluted	45,194	42,428	44,646	42,239

(1) June 30, 2020 consolidated statements of operations reflect reclassifications to conform to the current year presentation.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net income	$2,985	$1,348	$6,171	$2,816
Non-GAAP adjustments:
Acquisition-related costs and expenses	2,224	1,697	5,576	4,884
Intellectual property litigation costs	128	998	645	2,032
Executive transition costs(1)	428	—	428	—
Stock compensation expense	2,867	2,501	8,582	7,112
Restructuring costs	—	—	—	(114)
Amortization of debt discount and issuance costs	1,933	—	3,080	—
Income tax effect of pre-tax adjustments	(1,743)	(1,195)	(4,211)	(3,200)
Cash tax difference(2)	1,776	1,426	3,781	3,660
Non-GAAP net income	10,598	6,775	24,052	17,190
Non-GAAP income per share—basic	$0.24	$0.16	$0.56	$0.42
Non-GAAP income per share—diluted	$0.23	$0.16	$0.54	$0.41
Shares used in calculating non-GAAP net income per share—basic	43,773	41,483	43,145	41,251
Shares used in calculating non-GAAP net income per share—diluted	45,194	42,428	44,646	42,239

(1)Comprised of costs associated with the transition of the company’s former chief financial officer. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
(2)The company’s non-GAAP net income is calculated using a cash tax rate of 3% and 0% in fiscal years 2021 and 2020, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended June 30, 2021 and 2020 was 9% and 15%, respectively. The company’s effective tax rate used for the purposes of calculating GAAP net income for the nine months ended June 30, 2021 and 2020 was 3% and 14%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com